EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits

EXHIBIT C:
 Attachment to item 77Q3:
 Clarification of certain NSAR information

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Auditors

To the Board of Trustees and Shareholders of Phoenix Series Fund:

In planning and performing our audit of the financial statements of Phoenix-Duff & Phelps Core Bond Fund,
Phoenix-Engemann Aggressive Growth Fund, Phoenix-Engemann
Capital Growth Fund, Phoenix-Goodwin High Yield Fund,
Phoenix-Goodwin Money Market Fund and Phoenix-Oakhurst
Balanced Fund (constituting the Phoenix Series Fund, hereafter referred to as the "Trust") for the year ended
October 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2003.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 12, 2003




EXHIBIT B: (5 DOCUMENTS)

DOCUMENT 1 OF 5:
              AMENDED AND RESTATED
          INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT effective as of the 20th day of November, 2002
(the "Contract Date") is by and between Phoenix Series Fund, a
Delaware business trust (the "Trust") and Duff & Phelps Investment Management Co., an Illinois corporation (the "Adviser").

The Trust and Adviser are parties to a certain Amended and Restated Investment Advisory Agreement dated November 30, 2000 and originally effective as of January 1, 1994, as amended (collectively the "Agreement"). The parties mutually desire to amend and restate the Agreement as follows:

WITNESSETH THAT:

1.	The Trust has appointed the Adviser to act as investment
adviser to the Trust on behalf of the series of the Trust established and designated by the Board of Trustees of the Trust (the "Trustees") on or before the date hereof, as listed on attached Schedule A (collectively, the "Existing Series"), for the period and on the terms set forth herein. The Adviser has accepted such appointment and has agreed to render the services described in this Agreement for the compensation herein provided.

2.	In the event that the Trustees desire to retain the Adviser
to render investment advisory services hereunder with respect to one or more additional series (the "Additional Series"), by agreement in writing, the Trust and the Adviser may agree to amend Schedule A to include such Additional Series, whereupon such Additional Series shall become subject to the terms and conditions of this Agreement.

3.	The Adviser shall furnish continuously an investment
program for the Existing Series and any Additional Series which may become subject to the terms and conditions set forth herein
(sometimes collectively referred to as the "Series") and shall manage the investment and reinvestment of the assets of each Series, subject at all times to the supervision of the Trustees.

4.	With respect to managing the investment and reinvestment of
the Series' assets, the Adviser shall provide, at its own expense:

a) Investment research, advice and supervision;
b) An investment program for each Series consistent with its investment objectives, policies and procedures;
c) Implementation of the investment program for each Series including the purchase and sale of securities;
d) Implementation of an investment program designed to manage cash, cash equivalents and short-term investments for a Series with respect to assets designated from time to time to be managed by a subadviser to such Series;
e) Advice and assistance on the general operations of the Trust; and
f) Regular reports to the Trustees on the implementation of each Series' investment program.

5.	The Adviser shall, for all purposes herein, be deemed to be
an independent contractor.

6.	The Adviser shall furnish at its own expense, or pay the
expenses of the Trust, for the following:

a) Office facilities, including office space, furniture and
equipment;
b) Personnel necessary to perform the functions required to
manage the investment and reinvestment of each Series'
assets (including those required for research,
statistical and investment work);
c) Except as otherwise approved by the Board, personnel to
serve without salaries from the Trust as officers or
agents of the Trust. The Adviser need not provide
personnel to perform, or pay the expenses of the Trust
for, services customarily performed for an open-end
management investment company by its national
distributor, custodian, financial agent, transfer agent,
registrar, dividend disbursing agent, auditors and legal
counsel;
d) Compensation and expenses, if any, of the Trustees who
are also full-time employees of the Adviser or any of
its affiliates; and
e) Any subadviser recommended by the Adviser and appointed
to act on behalf of the Trust.
7.	All costs and expenses not specifically enumerated herein
as payable by the Adviser shall be paid by the Trust. Such expenses shall include, but shall not be limited to, all expenses (other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Trust and any public offering of its shares, including, among others, interest, taxes, brokerage fees and commissions, fees of Trustees who are not full-time employees of the Adviser or any of its affiliates, expenses of Trustees' and shareholders' meetings including the cost of printing and mailing proxies, expenses of Adviser personnel attending Trustee meetings as required, expenses of insurance premiums for fidelity and other coverage, expenses of repurchase and redemption of shares, expenses of issue and sale of shares (to the extent not borne by its national distributor under its agreement with the Trust), expenses of printing and mailing stock certificates representing shares of the Trust, association membership dues, charges of custodians, transfer agents, dividend disbursing agents and financial agents, bookkeeping, auditing and legal expenses. The Trust will also pay the fees and bear the expense of registering and maintaining the registration of the Trust and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders. Additionally, if authorized by the Trustees, the Trust shall pay for extraordinary expenses and expenses of a non-recurring nature which may include, but not be limited to the reasonable and proportionate cost of any reorganization or acquisition of assets and the cost of legal proceedings to which the Trust is a party.

8. The Adviser shall adhere to all applicable policies and procedures as adopted from time to time by the Trustees, including but not limited to the following:

a) Code of Ethics.  The Adviser shall adopt a Code of
Ethics designed to prevent "access persons" (as defined therein in accordance with Rule 17j-1 under the
Investment Company Act of 1940 (the "Investment Company Act")) from engaging in fraudulent acts or transactions that are, or have the potential of being viewed as, a conflict of interest, and shall monitor for compliance with its Code of Ethics and report any violations to the Trust's Compliance Officer.
b) Policy with Respect to Brokerage Allocation.  The
Adviser shall have full trading discretion in selecting brokers for Series transactions on a day to day basis so long as each selection is in conformance with the
Trust's Policy with Respect to Brokerage Allocation.
Such discretion shall include use of "soft dollars" for certain broker and research services, also in conformance with the Trust's Policy with Respect to Brokerage Allocation. The Adviser may delegate the responsibilities under this section to a Subadviser of a Series.
c) Procedures for the Determination of Liquidity of Assets. It shall be the responsibility of the Adviser to monitor the Series' assets that are not liquid, making such determinations as to liquidity of a particular asset as may be necessary, in accordance with the Trust's
Procedures for the Determination of Liquidity of Assets.
The Adviser may delegate the responsibilities under this section to a Subadviser of a Series.
d) Policy with Respect to Proxy Voting. In the absence of specific direction to the contrary and in a manner consistent with the Trust's Policy with Respect to Proxy Voting, the Adviser shall be responsible for voting proxies with respect to portfolio holdings of the Trust.
The Adviser shall review all proxy solicitation
materials and be responsible for voting and handling all proxies in relation to the assets under management by the Adviser in accordance with such policies and
procedures adopted or approved by each Series'.  Unless
the Fund gives the Adviser written instructions to the contrary, the Adviser will, in compliance with the proxy voting procedures of the Series then in effect or approved by the series, vote or abstain from voting, all proxies solicited by or with respect to the issuers of securities in which the assets of the Series may be invested. The Adviser shall cause the Custodian to forward promptly to the Adviser (or designee) all
proxies upon receipt so as to afford the Adviser a reasonable amount of time in which to determine how to vote such proxies.  The Adviser agrees to provide the
Trust with quarterly proxy voting reports in such form
as the Trust may request from time to time.  The Adviser
may delegate the responsibilities under this section to
a Subadviser of a Series.
e) Procedures for the Valuation of Securities. It shall be the responsibility of the Adviser to fully comply with the Trust's Procedures for the Valuation of Securities.
The Adviser may delegate the responsibilities under this section to a Subadviser of a Series.
9.	For providing the services and assuming the expenses
outlined herein, the Trust agrees that the Adviser shall be compensated as follows:


a) The Trust shall pay a monthly fee calculated at an
annual rate as specified in Schedule A.  The amounts
payable to the Adviser with respect to the
respective Series shall be based upon the average of
the values of the net assets of such Series as of
the close of business each day, computed in
accordance with the Trust's Declaration of Trust.
b) Compensation shall accrue immediately upon the effective
date of this Agreement.
c) If there is termination of this Agreement with respect
to any Series during a month, the Series' fee for that
month shall be proportionately computed upon the average
of the daily net asset values of such Series for such
partial period in such month.
d) The Adviser agrees to reimburse the Trust for the
amount, if any, by which the total operating and
management expenses for any Series (including the
Adviser's compensation, pursuant to this paragraph, but
excluding taxes, interest, costs of portfolio
acquisitions and dispositions and extraordinary
expenses), for any "fiscal year" exceed the level of
expenses which such Series is permitted to bear under
the most restrictive expense limitation (which is not
waived by the State) imposed on open-end investment
companies by any state in which shares of such Series
are then qualified. Such reimbursement, if any, will be
made by the Adviser to the Trust within five days after
the end of each month. For the purpose of this
subparagraph (d), the term "fiscal year" shall include
the portion of the then current fiscal year which shall
have elapsed at the date of termination of this
Agreement.
10.	The services of the Adviser to the Trust are not to be
deemed exclusive, the Adviser being free to render services to others and to engage in other activities. Without relieving the Adviser of its duties hereunder and subject to the prior approval of the Trustees and subject farther to compliance with applicable provisions of the Investment Company Act, as amended, the Adviser may appoint one or more agents to perform any of the functions and services which are to be provided under the terms of this Agreement upon such terms and conditions as may be mutually agreed upon among the Trust, the Adviser and any such agent.

11. 	The Adviser shall not be liable to the Trust or to any
shareholder of the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust or by any shareholder of the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser in the performance of its duties hereunder.

12.	It is understood that:

a) Trustees, officers, employees, agents and shareholders
of the Trust are or may be "interested persons" of the
Adviser as directors, officers, stockholders or
otherwise;
b) Directors, officers, employees, agents and stockholders
of the Adviser are or may be "interested persons" of the
Trust as Trustees, officers, shareholders or otherwise;
and
c) The existence of any such dual interest shall not affect
the validity hereof or of any transactions hereunder.
13. 	This Amended and Restated Agreement shall become effective
with respect to the Existing Series as of November 20, 2002, and with respect to any Additional Series, on the date specified in any amendment to this Agreement reflecting the addition of each Additional Series in accordance with paragraph 2 (the "Amendment Date"). Unless terminated as herein provided, this Agreement shall remain in full force and effect until November 30, 2003 with respect to each Existing Series and until November 30 of the first full calendar year following the Amendment Date with respect to each Additional Series, and shall continue in full force and effect for periods of one year thereafter with respect to each Series so long as
(a) such continuance with respect to any such Series is approved at least annually by either the Trustees or by a "vote of the majority of the outstanding voting securities" of such Series and (b) the terms and any renewal of this Agreement with respect to any such Series have been approved by a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" of any such party cast in person at a meeting called for the purpose of voting on such approval; provided, however, that the continuance of this Agreement with respect to each Additional Series is subject to its approval by a "vote of a majority of the outstanding voting securities" of any such Additional Series on or before the next anniversary of the Contract Date following the date on which such Additional Series became a Series hereunder.

Any approval of this Agreement by a vote of the holders of a "majority of the outstanding voting securities" of any Series shall be effective to continue this Agreement with respect to such Series notwithstanding (a) that this Agreement has not been approved by a "vote of a majority of the outstanding voting securities" of any other Series of the Trust affected thereby and (b) that this Agreement has not been approved by the holders of a "vote of a majority of the outstanding voting securities" of the Trust, unless either such additional approval shall be required by any other applicable law or otherwise.

14. 	The Trust may terminate this Agreement with respect to the
Trust or to any Series upon 60 days' written notice to the Adviser at any time, without the payment of any penalty, by vote of the Trustees or, as to each Series, by a "vote of the majority of the outstanding voting securities" of such Series. The Adviser may terminate this Agreement upon 60 days' written notice to the Trust, without the payment of any penalty. This Agreement shall immediately terminate in the event of its "assignment".

15. 	The terms "majority of the outstanding voting securities",
"interested persons" and "assignment", when used herein, shall have the respective meanings in the Investment Company Act.

16.	In the event of termination of this Agreement, or at the
request of the Adviser, the Trust will eliminate all reference to "Phoenix" from its name, and will not thereafter transact business in a name using the word "Phoenix" in any form or combination whatsoever, or otherwise use the word "Phoenix" as a part of its name. The Trust will thereafter in all prospectuses, advertising materials, letterheads, and other material designed to be read by investors or prospective investors delete from the name the word "Phoenix" or any approximation thereof. If the Adviser chooses to withdraw the Trust's right to use the word "Phoenix," it agrees to submit the question of continuing this Agreement to a vote of the Trust's shareholders at the time of such withdrawal.


17. 	It is expressly agreed that the obligations of the Trust
hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or be binding upon or impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. The Certificate of Trust, as amended, is or shall be on file with the Secretary of State of Delaware.

18. This Agreement shall be construed and the rights and obligations of the parties hereunder enforced in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

Phoenix Series Fund

By:
Name:	Philip R. McLoughlin
Title:	President

Duff & Phelps Investment
Management Co.

By:
Name:	Robert S. Driessen
Title:	Vice President



	SCHEDULE A

Series
                        Investment Advisory Fee
                 $1st billion     $1+ Billion          $2+ Billion
                                  through $2
                                    Billion

Phoenix-Duff & Phelps Core Bond Fund
                   0.45%             4.00%                0.35%



DOCUMENT 2 OF 5:
                 AMENDED AND RESTATED
             INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT effective as of the 20th day of November, 2002
(the "Contract Date") is by and between Phoenix Series Fund, a
Delaware business trust (the "Trust") and Phoenix Investment Counsel, Inc., a Connecticut corporation (the "Adviser").

The Trust and Adviser are parties to a certain Amended and Restated Investment Advisory Agreement dated November 30, 2000 and originally effective as of January 1, 1994, as amended (collectively the "Agreement"). The parties mutually desire to amend and restate the Agreement as follows:

WITNESSETH THAT:

1.	The Trust has appointed the Adviser to act as investment
adviser to the Trust on behalf of the series of the Trust established and designated by the Board of Trustees of the Trust (the "Trustees") on or before the date hereof, as listed on attached Schedule A (collectively, the "Existing Series"), for the period and on the terms set forth herein. The Adviser has accepted such appointment and has agreed to render the services described in this Agreement for the compensation herein provided.

2.	In the event that the Trustees desire to retain the Adviser
to render investment advisory services hereunder with respect to one or more additional series (the "Additional Series"), by agreement in writing, the Trust and the Adviser may agree to amend Schedule A to include such Additional Series, whereupon such Additional Series shall become subject to the terms and conditions of this Agreement.

3.	The Adviser shall furnish continuously an investment
program for the Existing Series and any Additional Series which may become subject to the terms and conditions set forth herein
(sometimes collectively referred to as the "Series") and shall manage the investment and reinvestment of the assets of each Series, subject at all times to the supervision of the Trustees.

4.	With respect to managing the investment and reinvestment of
the Series' assets, the Adviser shall provide, at its own expense:

(a)	Investment research, advice and supervision;

(b)	An investment program for each Series consistent
with its investment objectives, policies and procedures;

(c)	Implementation of the investment program for each
Series including the purchase and sale of securities;

(d) Implementation of an investment program designed to manage cash, cash equivalents and short-term investments for a Series with respect to assets designated from time to time to be managed by a subadviser to such Series;

(e) Advice and assistance on the general operations of the Trust; and

(f)	Regular reports to the Trustees on the implementation
of each Series' investment program.

5.	The Adviser shall, for all purposes herein, be deemed to be
an independent contractor.

6.	The Adviser shall furnish at its own expense, or pay the
expenses of the Trust, for the following:

(a)	Office facilities, including office space, furniture
and equipment;

(b)	Personnel necessary to perform the functions required
to manage the investment and reinvestment of each Series' assets (including those required for research, statistical and investment work);

(c)	Except as otherwise approved by the Board, personnel to
serve without salaries from the Trust as officers or agents of the Trust. The Adviser need not provide personnel to perform, or pay the expenses of the Trust for, services customarily performed for an open-end management investment company by its national distributor, custodian, financial agent, transfer agent, registrar, dividend disbursing agent, auditors and legal counsel;

(d)	Compensation and expenses, if any, of the Trustees who
are also full-time employees of the Adviser or any of its affiliates; and

(e)	Any subadviser recommended by the Adviser and appointed
to act on behalf of the Trust.

7.	All costs and expenses not specifically enumerated herein
as payable by the Adviser shall be paid by the Trust. Such expenses shall include, but shall not be limited to, all expenses (other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Trust and any public offering of its shares, including, among others, interest, taxes, brokerage fees and commissions, fees of Trustees who are not full-time employees of the Adviser or any of its affiliates, expenses of Trustees' and shareholders' meetings including the cost of printing and mailing proxies, expenses of Adviser personnel attending Trustee meetings as required, expenses of insurance premiums for fidelity and other coverage, expenses of repurchase and redemption of shares, expenses of issue and sale of shares (to the extent not borne by its national distributor under its agreement with the Trust), expenses of printing and mailing stock certificates representing shares of the Trust, association membership dues, charges of custodians, transfer agents, dividend disbursing agents and financial agents, bookkeeping, auditing and legal expenses. The Trust will also pay the fees and bear the expense of registering and maintaining the registration of the Trust and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders. Additionally, if authorized by the Trustees, the Trust shall pay for extraordinary expenses and expenses of a non-recurring nature which may include, but not be limited to the reasonable and proportionate cost of any reorganization or acquisition of assets and the cost of legal proceedings to which the Trust is a party.

8. The Adviser shall adhere to all applicable policies and procedures as adopted from time to time by the Trustees, including but not limited to the following:

(a) Code of Ethics.  The Adviser shall adopt a Code of
Ethics designed to prevent "access persons" (as defined therein in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company
Act")) from engaging in fraudulent acts or transactions that are, or have the potential of being viewed as, a conflict of interest, and shall monitor for compliance with its Code of Ethics and report any violations to the Trust's Compliance Officer.

(b) Policy with Respect to Brokerage Allocation.  The
Adviser shall have full trading discretion in selecting brokers for Series transactions on a day to day basis so long as each selection is in conformance with the Trust's Policy with Respect to Brokerage Allocation.
Such discretion shall include use of "soft dollars" for certain broker and research services, also in conformance with the Trust's Policy with Respect to Brokerage Allocation. The Adviser may delegate the responsibilities under this section to a Subadviser of a Series.

(c) Procedures for the Determination of Liquidity of Assets. It shall be the responsibility of the Adviser to monitor the Series' assets that are not liquid, making such determinations as to liquidity of a particular asset as may be necessary, in accordance with the Trust's Procedures for the Determination of Liquidity of Assets. The Adviser may delegate the responsibilities under this section to a Subadviser of a Series.

(d) Policy with Respect to Proxy Voting. In the absence of specific direction to the contrary and in a manner consistent with the Trust's Policy with Respect to Proxy
Voting, the Adviser shall be responsible for voting proxies with respect to portfolio holdings of the Trust.
The Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the assets under management by the Adviser in accordance with such policies and procedures adopted or approved by each Series'. Unless the Fund gives the Adviser written instructions to the contrary, the Adviser will, in compliance with the proxy voting procedures of the Series then in effect or approved by the series, vote or abstain from voting, all proxies solicited by or with respect to the issuers of securities in which the assets of the Series may be invested. The Adviser shall cause the Custodian to forward promptly to the Adviser (or designee) all proxies upon receipt so as to afford the Adviser a reasonable amount of time in which to determine how to vote such proxies. The Adviser agrees to provide the Trust with quarterly proxy voting reports in such form as the Trust may request from time to time. The Adviser may delegate the responsibilities under this section to a Subadviser of a Series.

(e) Procedures for the Valuation of Securities. It shall be the responsibility of the Adviser to fully comply with the Trust's Procedures for the Valuation of Securities. The Adviser may delegate the responsibilities under this section to a Subadviser of a Series.

9.	For providing the services and assuming the expenses
outlined herein, the Trust agrees that the Adviser shall be compensated as follows:

(a)	The Trust shall pay a monthly fee calculated at an
annual rate as specified in Schedule A. The amounts payable to the Adviser with respect to the respective Series shall be based upon the average of the values of the net assets of such Series as of the close of business each day, computed in accordance with the Trust's Declaration of Trust.

(b)	Compensation shall accrue immediately upon the
effective date of this Agreement.

(c)	If there is termination of this Agreement with respect
to any Series during a month, the Series' fee for that month shall be proportionately computed upon the average of the daily net asset values of such Series for such partial period in such month.

(d)	The Adviser agrees to reimburse the Trust for the
amount, if any, by which the total operating and management expenses for any Series (including the Adviser's compensation, pursuant to this paragraph, but excluding taxes, interest, costs of portfolio acquisitions and dispositions and extraordinary expenses), for any "fiscal year" exceed the level of expenses which such Series is permitted to bear under the most restrictive expense limitation (which is not waived by the State) imposed on open-end investment companies by any state in which shares of such Series are then qualified. Such reimbursement, if any, will be made by the Adviser to the Trust within five days after the end of each month. For the purpose of this subparagraph (d), the term "fiscal year" shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

10.	The services of the Adviser to the Trust are not to be
deemed exclusive, the Adviser being free to render services to others and to engage in other activities. Without relieving the Adviser of its duties hereunder and subject to the prior approval of the Trustees and subject farther to compliance with applicable provisions of the Investment Company Act, as amended, the Adviser may appoint one or more agents to perform any of the functions and services which are to be provided under the terms of this Agreement upon such terms and conditions as may be mutually agreed upon among the Trust, the Adviser and any such agent.

11. 	The Adviser shall not be liable to the Trust or to any
shareholder of the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust or by any shareholder of the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser in the performance of its duties hereunder.

12.	It is understood that:

(a)	Trustees, officers, employees, agents and shareholders
of the Trust are or may be "interested persons" of the Adviser as directors, officers, stockholders or otherwise;

(b)	Directors, officers, employees, agents and stockholders
of the Adviser are or may be "interested persons" of the Trust as Trustees, officers, shareholders or otherwise; and

(c)	The existence of any such dual interest shall not
affect the validity hereof or of any transactions hereunder.

13. 	This Amended and Restated Agreement shall become effective
with respect to the Existing Series as of November 20, 2002, and with respect to any Additional Series, on the date specified in any amendment to this Agreement reflecting the addition of each Additional Series in accordance with paragraph 2 (the "Amendment Date"). Unless terminated as herein provided, this Agreement shall remain in full force and effect until November 30, 2003 with respect to each Existing Series and until November 30 of the first full calendar year following the Amendment Date with respect to each Additional Series, and shall continue in full force and effect for periods of one year thereafter with respect to each Series so long as
(a) such continuance with respect to any such Series is approved at least annually by either the Trustees or by a "vote of the majority of the outstanding voting securities" of such Series and (b) the terms and any renewal of this Agreement with respect to any such Series have been approved by a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" of any such party cast in person at a meeting called for the purpose of voting on such approval; provided, however, that the continuance of this Agreement with respect to each Additional Series is subject to its approval by a "vote of a majority of the outstanding voting securities" of any such Additional Series on or before the next anniversary of the Contract Date following the date on which such Additional Series became a Series hereunder.

Any approval of this Agreement by a vote of the holders of a "majority of the outstanding voting securities" of any Series shall be effective to continue this Agreement with respect to such Series notwithstanding (a) that this Agreement has not been approved by a "vote of a majority of the outstanding voting securities" of any other Series of the Trust affected thereby and (b) that this Agreement has not been approved by the holders of a "vote of a majority of the outstanding voting securities" of the Trust, unless either such additional approval shall be required by any other applicable law or otherwise.

14. 	The Trust may terminate this Agreement with respect to the
Trust or to any Series upon 60 days' written notice to the Adviser at any time, without the payment of any penalty, by vote of the Trustees or, as to each Series, by a "vote of the majority of the outstanding voting securities" of such Series. The Adviser may terminate this Agreement upon 60 days' written notice to the Trust, without the payment of any penalty. This Agreement shall immediately terminate in the event of its "assignment".

15. 	The terms "majority of the outstanding voting securities",
"interested persons" and "assignment", when used herein, shall have the respective meanings in the Investment Company Act.

16.	In the event of termination of this Agreement, or at the
request of the Adviser, the Trust will eliminate all reference to "Phoenix" from its name, and will not thereafter transact business in a name using the word "Phoenix" in any form or combination whatsoever, or otherwise use the word "Phoenix" as a part of its name. The Trust will thereafter in all prospectuses, advertising materials, letterheads, and other material designed to be read by investors or prospective investors delete from the name the word "Phoenix" or any approximation thereof. If the Adviser chooses to withdraw the Trust's right to use the word "Phoenix," it agrees to submit the question of continuing this Agreement to a vote of the Trust's shareholders at the time of such withdrawal.

17. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or be binding upon or impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. The Certificate of Trust, as amended, is or shall be on file with the Secretary of State of Delaware.

18. This Agreement shall be construed and the rights and obligations of the parties hereunder enforced in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

Phoenix Series Fund

By:	/s/ Philip R. McLoughlin

Name:	 Philip R. McLoughlin
Title:	President

Phoenix Investment Counsel, Inc.

By:	/s/ Robert S. Driessen

Name:	Robert S. Driessen
Title:	Vice President


SCHEDULE A

Series                           Investment Advisory Fee
                        1st $50        Next $450      Over $500
                         Million       Million         Million

Phoenix-Engemann Aggressive Growth Fund
                         0.90%         0.80%            0.70%

                    $1st billion    $1+ Billion        $2+ Billion
                                    through $2
                                     Billion

Phoenix-Engemann Capital Growth Fund
                       0.70%          0.65%               0.60%
Phoenix-Goodwin High Yield Fund
                       0.65%          0.60%               0.55%
Phoenix-Goodwin Money Market Fund
                       0.40%          0.35%               0.30%
Phoenix-Oakhurst Balanced Fund
                       0.55%          0.50%               0.45%


DOCUMENT 3 OF 5:
              AMENDMENT TO SUBADVISORY AGREEMENT

This Amendment dated this 20th day of November, 2002 amends that certain Subadvisory Agreement dated as of August 6, 1999 (the "Agreement") by and between Phoenix Investment
Counsel, Inc. ("Adviser") and Roger Engemann & Associates,
Inc. ("Subadviser"), regarding the management of the Phoenix-Engemann Capital Growth Fund (f/k/a Phoenix-Goodwin
Growth Fund) (the "Fund") of the Phoenix Series Fund (the
"Trust").

1. Section 17 is hereby added as follows:

	"Proxies. The Subadviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the Assets in accordance with such policies and procedures adopted or approved from time to time by the Trust. Unless the Adviser or the Trust gives the Subadviser written instructions to the contrary, the Subadviser will, in compliance with the proxy voting procedures of the Trust then in effect, vote or abstain from voting, all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested.
The Adviser shall cause the Custodian to forward promptly to the Subadviser all proxies upon receipt, so as to afford the Subadviser a reasonable amount of time in which to determine how to vote such proxies. The
Subadviser agrees to provide the Adviser with quarterly proxy voting reports in such form as the Adviser may request from time to time."

2. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meaning as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company
Act of 1940, as amended.

3. This Amendment shall become effective on the date first accepted by the Subadviser which date is set forth above the Subadviser's name on the signature page hereof.


4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives.

Phoenix Investment Counsel, Inc.

By:_____________________________
Name:	Robert S. Driessen
Title:	Vice President

AGREED and ACCEPTED by Subadviser
this _____ day of ________________, 2003

Roger Engemann & Associates, Inc.

By:___________________________________
Name:
Title:


DOCUMENT 4 OF 5:
            AMENDMENT TO SUBADVISORY AGREEMENT

This Amendment dated this 20th day of November, 2002 amends that certain Subadvisory Agreement dated as of June 26, 1998 (the "Agreement") by and between Phoenix Investment Counsel, Inc. ("Adviser") and Roger Engemann & Associates, Inc. ("Subadviser"), regarding the management of the Phoenix-Engemann Aggressive Growth Fund (f/k/a Phoenix Aggressive Growth Fund) (the "Fund") of the Phoenix Series Fund (the "Trust").

1. Section 17 is hereby added as follows:

"Proxies. The Subadviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the Assets in accordance with such policies and procedures adopted or approved from time to time by the Trust. Unless the Adviser or the Trust gives the Subadviser written instructions to the contrary, the Subadviser will, in compliance with the proxy voting procedures of the Trust then in effect, vote or abstain from voting, all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested.
The Adviser shall cause the Custodian to forward promptly to the Subadviser all proxies upon receipt, so as to afford the Subadviser a reasonable amount of time in which to determine how to vote such proxies. The
Subadviser agrees to provide the Adviser with quarterly proxy voting reports in such form as the Adviser may request from time to time."

2. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meaning as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company
Act of 1940, as amended.

3. This Amendment shall become effective on the date first accepted by the Subadviser which date is set forth above the Subadviser's name on the signature page hereof.


4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives.

Phoenix Investment Counsel, Inc.


	By:___________________________________
					Name:	Robert S. Driessen
					Title:	Vice President

AGREED and ACCEPTED by Subadviser
this _____ day of ________________, 2003

Roger Engemann & Associates, Inc.

By:___________________________________
Name:
Title:


DOCUMENT 5 OF 5
                   SECOND AMENDMENT TO
                  SUBADVISORY AGREEMENT

THIS AMENDMENT made effective as of the 1st day of January 1, 2003 amends that certain Subadvisory Agreement dated August 5, 1999, by and between Phoenix Investment Counsel, Inc. and Roger Engemann & Associates, Inc. on behalf of the Phoenix-Engemann Capital Growth Fund of the Phoenix Series Fund (the "Agreement") as hereinbelow provided.

W I T N E S S E T H :

	WHEREAS, the parties hereto wish to amend Schedule C of the Agreement to reflect the addition of a clause providing for a minimum fee to be paid to the Subadviser:

NOW, THEREFORE, in consideration of the foregoing premise, Schedule C is hereby replaced with the Schedule C attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

	IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 28th day of February, 2003.

PHOENIX INVESTMENT COUNSEL, INC.
By:	  	/s/ Robert S. Driessen
Name:  Robert S. Driessen
Title:    Vice President

ROGER ENGEMANN & ASSOCIATES, INC.
By:	  	/s/ Malcolm Axon
Name:  Malcolm Axon
Title: Chief Financial Officer

SCHEDULE C
SUBADVISORY FEE

	For services provided to the Trust pursuant to paragraph 3 hereof, the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate of 0.10% of the average daily net assets of the Phoenix-Engemann Capital Growth Fund up to $3 billion, and 0.30% of such value in excess of $3 billion. Further, such fee shall be equal to the greater of (a) the break point fee, or (b) $3 million, but in any event shall be no more than the advisory fee actually received by the Adviser. The fees shall be prorated for any month during which this agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Trust and each Series shall be valued as set forth in the then current registration statement of the Trust.




EXHIBIT C:
PHOENIX SERIES FUND
CIK# 0000019469
ANNUAL 10/31/03

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 5- Class A $15,217, Class B $1,617 and Class C $207.
Series 6- Class A $1,746, Class B $46 and Class C $3.
Series 7- Class A , B, C is zero.
Series 8- Class A $6,521, Class B $429 and Class C $69.


73A1/73A2-
Series 5- Class A $0.3760, Class B $0.3410 and Class C $0.3410.
Series 6- Class A $0.0100, Class B $0.0025 and Class C $0.0006.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A $0.5180, Class B $0.4510 and Class C
$0.4500.

74U1/74U2-
Series 5- Class A 38,319, Class B 4,532, Class C 577
Series 6- Class A 156,098, Class B 15,378, Class C is zero.
Series 7- Class A 14,218, Class B 1,603, Class C 40
Series 8- Class A 11,887, Class B 761, Class C 159

74V1/74V2-
Series 5- Class A $5.02, Class B $4.96, Class C $4.99.
Series 6- Class A, Class B and Class C is $1.00.
Series 7- Class A $13.97, Class B $12.78, Class C $12.77.
Series 8- Class A $8.76, Class B $8.71, Class C $8.73.